UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2007

Samaritan Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32287	88-0431538
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center , Suite 310, Las Vegas, Nevada		89109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-735-7001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Samaritan Pharmaceuticals Inc. and Pharmaplaz, Ltd., a private Irish healthcare company, have entered into a Material Definitive Agreement to develop and commercialize SP-01A, an "oral" HIV entry inhibitor, that has demonstrated safety and efficacy, in Phase II human clinical trials.

Under the terms of the agreement, Samaritan is to receive $10 million upfront in two tranches. The first funding of $1.4 million was received by Samaritan, and a remaining $8.6 million is payable on September 16, 2007. Pharmaplaz will be responsible for clinical development, clinical trial costs and manufacturing. Upon successful commercialization, Samaritan and Pharmaplaz will co-market SP-01A and will share 50-50, in its revenue royalty stream.

Item 7.01 Regulation FD Disclosure.

On March 28, 2007, Samaritan Pharmaceuticals Inc. issued a press release that Samaritan and Pharmaplaz have a collaboration to develop and commercialize SP-01A, an "oral" HIV entry inhibitor, that has demonstrated safety and efficacy, in Phase II human clinical trials.

Under the terms of the agreement, Samaritan is to receive $10 million upfront in two tranches. The first funding of $1.4 million was received by Samaritan, and a remaining $8.6 million is payable on September 16, 2007. Pharmaplaz will be responsible for clinical development, clinical trial costs and manufacturing. Upon successful commercialization, Samaritan and Pharmaplaz will co-market SP-01A and will share 50-50, in its revenue royalty stream.

Samaritan, in looking at costly Phase III clinical trials, decided to partner its lead HIV drug SP-01A to allow Samaritan's resources to be allocated to the development of numerous late-stage preclinical programs, with the objective of achieving FDA investigational new drug (IND) status for several drugs. Samaritan intends to focus its efforts on developing and commercializing its promising blockbuster drugs in order to maximize valuations with potential partnering deals. Samaritan's current plans include, moving its Alzheimer’s drug SP-233 forward so it can advance its IND application to commence a Phase I clinical trial; and to move ahead with late-stage preclinical trials for its acute-care cardiovascular disease drug, SP-1000 and its "oral" Hepatitis C drug, SP-10. A copy of the press release is filed herewith.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1 Samaritan Pharmaceuticals, Inc. and Samaritan Pharmaceuticals Ireland Ltd., agreement with Pharmaplaz Ltd., Research, Development and Commercialization Collaboration Agreement;

99.1 Press Release dated March 28, 2007

Forward Looking Statements

This information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results. Actual future events and results of the Company may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s most recent Annual Report on Form 10-K and the Company’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company believes the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Company’s filings with the SEC at www.sec.gov, many of which are beyond the Company’s control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samaritan Pharmaceuticals

March 28, 2007	By:	Eugene Boyle

Name: Eugene Boyle
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Samaritan and Pharmaplaz Research, Development and Commercialization Collaboration Agreement
99.1	Press Release dated March 28, 2007